UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

THE CHILDREN’S PLACE , INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2015, the Company entered into that certain Twelfth Amendment to the Credit Agreement (the “Twelfth Amendment to Credit Agreement”) by and among The Children’s Place, Inc., formerly known as The Children’s Place Retail Stores, Inc. (the “Company”), as lead borrower and a borrower, The Children’s Place Services Company, LLC, as a borrower, The Children’s Place International, LLC, The Children’s Place Canada Holdings, Inc., thechildrensplace.com, inc., TCP IH II, LLC, TCP International IP Holdings, LLC and TCP International Product Holdings, LLC, each as a guarantor, Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC) (“Wells Fargo”), as administrative agent, collateral agent, L/C issuer, swing line lender and as a lender, and Bank of America, N.A., HSBC Bank (USA), N.A. and JPMorgan Chase Bank, N.A., each as a lender, amending the current credit agreement to extend the term until September 2020, increase the revolving credit limit from $200 million to $250 million and provide for an uncommitted accordion feature of up to $50 million of additional availability.

The description of the Twelfth Amendment to Credit Agreement set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2015.

Item 8.01 Other Events.

On September 18, 2015, upon the recommendation of its Nominating and Corporate Governance Committee, the Company’s Board of Directors (the “Board”) approved the following appointments:

Director Susan Sobbott was appointed to serve as a member of the Board’s Nominating and Corporate Governance Committee;

Director Robert L. Mettler was appointed to serve as a member of the Board’s Compensation Committee; and

Director Marla Malcolm Beck was appointed to serve as a member of the Board’s Audit Committee, replacing Ms. Sobbott.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015

THE CHILDREN’S PLACE, INC.

By:  /s/ Jane T. Elfers

Name: Jane T. Elfers

Title: President and Chief Executive Officer

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